UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 29, 2005
(Date of earliest event reported)
ACE CASH EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Texas	0-20774	75-2142963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1231 Greenway Drive, Suite 600 Irving, Texas (Address of principal executive offices)	75038 (Zip Code)
(972) 550-5000
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On September 29, 2005, ACE received from Donald H. Neustadt his written resignation as a director of ACE. The resignation is for personal reasons, and not because of any disagreement of Mr. Neustadt with ACE on any matter related to ACE’s operations, policies, or practices. Mr. Neustadt currently serves as a consultant to ACE under a Consulting Agreement dated as of July 1, 2005. His resignation will not affect the consulting relationship.
Mr. Neustadt had served as a director of ACE since January 1987. He served as ACE’s Chief Executive Officer from November 1994 through June 30, 2004 and was employed by ACE in a non-officer capacity through June 30, 2005. Because of that employment relationship, Mr. Neustadt did not serve as a member of any committee of ACE’s board of directors.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.
Dated: October 3, 2005	By:	/s/ WALTER E. EVANS
Walter E. Evans
Senior Vice President and General Counsel

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